FORM OF SHAREHOLDER SERVICING AGREEMENT

                  LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS


          This Agreement is made as of [____], 2006 between Lehman Brothers Institutional Liquidity Funds, a Delaware statutory trust ("Trust"), and Neuberger Berman Management Inc., a New York corporation ("NBMI"), with respect to each class of shares listed on Schedule A hereto (each, a "Class") of each series, also listed on Schedule A hereto, as it may be amended from time to time (each, a "Portfolio").

          WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, diversified management investment company and has established one or more separate series of shares, with each Portfolio having its own assets and investment policies, and with each Portfolio having one or more classes of shares;

          WHEREAS, the Trust desires to retain NBMI to furnish shareholder services, which may include shareholder accounting, recordkeeping, or other services to shareholders, to each Portfolio (or as appropriate, a Class of each such Portfolio), and NBMI is willing to furnish such services,

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

          1. SHAREHOLDER SERVICES. NBMI shall provide to the shareholders and beneficial owners of each Class of a Portfolio the shareholder services listed on Schedule B for that Class (some or all of which may be provided by banks, trust companies or other institutions that will provide such shareholder services to their accounts ("Accounts") and their Account holders and which have entered into a service agreement with NBMI (each, a "Service Organization")). NBMI may compensate a Service Organization for the shareholder services it provides to Accounts and Account holders pursuant to such service agreement. Under this Agreement, NBMI shall not have any obligation to provide, nor shall it provide or be compensated by a Portfolio to provide, any services related to the distribution of a Portfolio's shares, or any other services that are the subject of a separate agreement or arrangement between a Portfolio and NBMI. NBMI can use any of the officers and employees of Neuberger Berman, LLC or Lehman Brothers Asset Management LLC to provide any of the services or reports required under this agreement.

          2. EXPENSES OF EACH PORTFOLIO.

          2.1 EXPENSES TO BE PAID BY NBMI. NBMI shall pay all salaries, expenses and fees of the officers, trustees, or employees of the Trust who are officers, directors or employees of NBMI. If NBMI pays or assumes any expenses of the Trust, or a Portfolio or Class not required to be paid or assumed by NBMI under this Agreement, NBMI shall not be obligated hereby to pay or assume the same or any similar expense in the future; PROVIDED, that nothing herein contained shall be deemed to relieve NBMI of any obligation to the Trust or to a Portfolio or Class under any separate agreement or arrangement between the parties.

          2.2 EXPENSES TO BE PAID BY THE PORTFOLIO. Each Portfolio shall bear all expenses of its operation, except those specifically allocated to NBMI under this Agreement or under any separate agreement between such Portfolio and NBMI.

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Expenses to be borne by such  Portfolio  shall  include both  expenses  directly attributable to the operation of that Portfolio, as well as the portion of any expenses of the Trust that is properly allocable to such Portfolio in a manner approved by the trustees of the Trust ("Trustees"). (The allocation of such expenses among the classes of a Portfolio, on either a class-specific or a pro rata basis, shall be made in accordance with the Trust's Rule 18f-3 Plan, if applicable.)

          3. SHAREHOLDER SERVICING FEE.

          3.1 FEE. As compensation for all services rendered under this Agreement, each Class of a Portfolio shall pay NBMI an annual fee for that Class as set out in Schedule C to this Agreement.

          3.2 COMPUTATION AND PAYMENT OF FEE. The shareholder servicing fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual for each Portfolio shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual fee rate for the applicable Class (as set forth in Schedule C hereto), and multiplying this product by the net assets of the Class of such Portfolio, determined in the manner set forth in such Portfolio's then-current Prospectus for that Class, as of the close of business on the last preceding business day on which the net assets of the Class of such Portfolio were determined.

          4. OWNERSHIP OF RECORDS. All records required to be maintained and preserved by each Portfolio pursuant to the provisions or rules or regulations of the Securities and Exchange Commission ("SEC") under Section 31(a) of the 1940 Act and maintained and preserved by NBMI on behalf of such Portfolio are the property of such Portfolio and shall be surrendered by NBMI promptly on request by the Portfolio; PROVIDED, that NBMI may at its own expense make and retain copies of any such records.

          5. REPORTS TO NBMI. Each Portfolio shall furnish or otherwise make available to NBMI such copies of that Portfolio's Prospectus, SAI, financial statements, proxy statements, reports, and other information for each Class relating to the Portfolio's business and affairs as NBMI may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

          6. REPORTS TO EACH PORTFOLIO. NBMI shall prepare and furnish to each Portfolio such reports, statistical data and other information in such form and at such intervals as such Portfolio may reasonably request.

          7. OWNERSHIP OF SOFTWARE AND RELATED MATERIALS. All computer programs, written procedures and similar items developed or acquired and used by NBMI in performing its obligations under this Agreement shall be the property of NBMI, and no Portfolio will acquire any ownership interest therein or property rights with respect thereto.

          8. CONFIDENTIALITY. NBMI agrees, on its own behalf and on behalf of its employees, agents and contractors, to keep confidential any and all records maintained and other information obtained hereunder which relates to any Portfolio or to any of a Portfolio's former, current or prospective shareholders, EXCEPT that NBMI may deliver records or divulge information (a) when requested to do so by duly constituted authorities after prior notification to and approval in writing by such Portfolio (which approval will not be

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unreasonably  withheld  and may not be  withheld  by such  Portfolio  where NBMI advises such Portfolio that it may be exposed to civil or criminal contempt proceedings or other penalties for failure to comply with such request) or (b) whenever requested in writing to do so by such Portfolio.

          9. NBMI'S ACTIONS IN RELIANCE ON PORTFOLIO'S INSTRUCTIONS, LEGAL OPINIONS, ETC.; PORTFOLIO'S COMPLIANCE WITH LAWS.

          9.1 NBMI may at any time apply to an officer of the Trust for instructions, and may consult with legal counsel for a Portfolio or with NBMI's own legal counsel, in respect of any matter arising in connection with this Agreement; and NBMI shall not be liable for any action taken or omitted to be taken in good faith and with due care in accordance with such instructions or with the advice or opinion of such legal counsel. NBMI shall be protected in acting upon any such instructions, advice or opinion and upon any other paper or document delivered by a Portfolio or such legal counsel which NBMI believes to be genuine and to have been signed by the proper person or persons, and NBMI shall not be held to have notice of any change of status or authority of any officer or representative of the Trust, until receipt of written notice thereof from the Portfolio.

          9.2 Except as otherwise provided in this Agreement or in any separate agreement between the parties and except for the accuracy of information furnished to each Portfolio by NBMI, each Portfolio assumes full responsibility for the preparation, contents, filing and distribution of the Prospectus and SAI of each Class of such Portfolio, and full responsibility for other documents or actions required for compliance with all applicable requirements of the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of 1933, and any other applicable laws, rules and regulations of governmental authorities having jurisdiction over such Portfolio.

          10. SERVICES TO OTHER CLIENTS. Nothing herein contained shall limit the freedom of NBMI or any affiliated person of NBMI to render shareholder services to other investment companies, to act as shareholder servicing agent to other persons, firms, or corporations, or to engage in other business activities.

          11. LIMITATION OF LIABILITY REGARDING THE TRUST. NBMI shall look only to the assets of each Portfolio for performance of this Agreement by the Trust on behalf of such Portfolio, and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future shall be personally liable therefor.

          12. INDEMNIFICATION BY PORTFOLIO. Each Portfolio shall indemnify NBMI and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by NBMI that result from: (i) any claim, action, suit or proceeding in connection with NBMI's entry into or performance of this Agreement with respect to such Portfolio; or (ii) any action taken or omission to act committed by NBMI in the performance of its obligations hereunder with respect to such Portfolio; or (iii) any action of NBMI upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Trust with respect to such Portfolio; PROVIDED, that NBMI shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of NBMI or its employees, agents or contractors. Before confessing any claim against it which may be subject to indemnification by a Portfolio

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hereunder,  NBMI  shall give such  Portfolio  reasonable  opportunity  to defend against such claim in its own name or in the name of NBMI.

          13. INDEMNIFICATION BY NBMI. NBMI shall indemnify each Portfolio and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by such Portfolio which result from: (i) NBMI's failure to comply with the terms of this Agreement with respect to such Portfolio; or (ii) NBMI's lack of good faith in performing its obligations hereunder with respect to such Portfolio; or (iii) NBMI's negligence or misconduct or that of its employees, agents or contractors in connection herewith with respect to such Portfolio. A Portfolio shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of that Portfolio or its employees, agents or contractors other than NBMI unless such negligence or misconduct results from or is accompanied by negligence or misconduct on the part of NBMI, any affiliated person of NBMI, or any affiliated person of an affiliated person of NBMI. Before confessing any claim against it which may be subject to indemnification hereunder, a Portfolio shall give NBMI reasonable opportunity to defend against such claim in its own name or in the name of the Trust on behalf of such Portfolio.

          14. EFFECT OF AGREEMENT. Nothing herein contained shall be deemed to require the Trust or any Portfolio to take any action contrary to the Trust Instrument or By-laws of the Trust or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the business and affairs of the Portfolio or Trust.

          15. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first written above with respect to each Portfolio and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through October 31, 2007. Thereafter, this Agreement shall continue in effect with respect to each Portfolio from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to a Portfolio is approved at least annually by vote or written consent of the Trustees, including a majority of the Trustees who are not interested persons of either party hereto ("Disinterested Trustees"); and PROVIDED FURTHER, that NBMI shall not have notified a Portfolio in writing at least sixty days prior to the first expiration date hereof or at least sixty days prior to any expiration date in any year thereafter that it does not desire such continuation. NBMI shall furnish any Portfolio, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

          16. AMENDMENT OR ASSIGNMENT OF AGREEMENT. Any amendment to this Agreement shall be in writing signed by the parties hereto; PROVIDED, that no such amendment shall be effective unless authorized on behalf of any Portfolio
(i) by resolution of the Trustees, including the vote or written consent of a majority of the Disinterested Trustees, or (ii) by vote of a majority of the outstanding voting securities of the applicable Class of such Portfolio. This Agreement shall terminate automatically and immediately in the event of its assignment; provided, that with the consent of a Portfolio, which may be general or specific, NBMI may subcontract to another person any of its responsibilities with respect to such Portfolio.

          17. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon at least sixty days' prior written notice to the other party; PROVIDED, that in the case

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of termination by any Portfolio,  such action shall have been  authorized (i) by resolution of the Trustees, including the vote or written consent of the Disinterested Trustees, or (ii) by vote of a majority of the outstanding voting securities of the applicable Class of such Portfolio.

          18. INTERPRETATION AND DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

          19. CHOICE OF LAW. This Agreement is made and to be principally performed in the State of New York, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

          20. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          21.  EXECUTION  IN  COUNTERPARTS.   This  Agreement  may  be  executed
simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.



                                     LEHMAN BROTHERS INSTITUTIONAL
                                     LIQUIDITY FUNDS (on behalf of each
                                     Portfolio listed on Schedule A)


                                     -----------------------------------------
                                     Name:
                                     Title:


                                     NEUBERGER BERMAN
                                     MANAGEMENT INC.


                                     --------------------------

                                     Name:
                                     Title:




                                     Date: [_____], 2006


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                  LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS
                         SHAREHOLDER SERVICING AGREEMENT

                                   SCHEDULE A



CLASSES OF SHARES:
-----------------

Cash Management Class
Capital Class
Select Class
Administrative Class
Service Class
Premier Class


THE  PORTFOLIOS  OF LEHMAN  BROTHERS  INSTITUTIONAL  LIQUIDITY  FUNDS  CURRENTLY
--------------------------------------------------------------------------------
SUBJECT TO THIS AGREEMENT:
--------------------------

Money Market Portfolio
Prime Portfolio
Government Portfolio
Government Reserves Portfolio
Treasury Portfolio
Treasury Reserves Portfolio
Tax-Exempt Portfolio
Municipal Portfolio
New York Municipal Portfolio



Dated: [____], 2006

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


                  LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS
                         SHAREHOLDER SERVICING AGREEMENT

                                   SCHEDULE B

SHAREHOLDER SERVICES PROVIDED TO EACH CLASS:
--------------------------------------------

Cash Management Class
---------------------

         (i) acting, directly or through an agent, as the shareholder of record and nominee for customers;

         (ii) maintaining, or assisting in maintaining, account records for customers who beneficially own Cash Management shares;

         (iii) receiving and transmitting, or assisting in receiving and transmitting, funds for share purchases and redemptions; and

         (iv) such other similar services as a Portfolio may reasonably  request
         to  the  extent  permissible  under  applicable  statutes,   rules  and
         regulations.

Capital Class
-------------

         (i) acting, directly or through an agent, as the shareholder of record and nominee for customers;

         (ii) maintaining, or assisting in maintaining, account records for customers who beneficially own Capital shares;

         (iii) receiving and transmitting, or assisting in receiving and transmitting, funds for share purchases and redemptions;

         (iv) processing or assisting in processing confirmations concerning customer orders to purchase, redeem and exchange Capital shares; and

         (v) such other similar  services as a Portfolio may reasonably  request
         to  the  extent  permissible  under  applicable  statutes,   rules  and
         regulations.

Select Class
------------

         (i) acting, directly or through an agent, as the shareholder of record and nominee for customers;

         (ii) maintaining, or assisting in maintaining, account records for customers who beneficially own Select shares;

         (iii) receiving and transmitting, or assisting in receiving and transmitting, funds for share purchases and redemptions;

         (iv) processing or assisting in processing confirmations concerning customer orders to purchase, redeem and exchange Select shares;

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

         (v) providing the technological means to facilitate the inclusion of a Portfolio in accounts, products or services offered to customers by or through the service organization, for example, retirement, asset allocation, bank trust or private banking programs or services; and

         (vi) such other similar services as the Portfolio may reasonably request to the extent permissible under applicable statutes, rules and regulations.

Administrative Class
--------------------

         (i) acting, directly or through an agent, as the shareholder of record and nominee for customers;

         (ii) maintaining, or assisting in maintaining, account records for customers who beneficially own Administrative shares;

         (iii) receiving and transmitting, or assisting in receiving and transmitting, funds for share purchases and redemptions;

         (iv) processing or assisting in processing confirmations concerning customer orders to purchase, redeem and exchange Administrative shares;

         (v) providing the technological means to facilitate the inclusion of a Portfolio in accounts, products or services offered to customers by or through service organizations;

         (vi) processing, or assisting in processing, dividend payments on behalf of customers; and

         (vii) such other similar services as the Portfolio may reasonably request to the extent permissible under applicable statutes, rules and regulations.

Service Class
-------------

         (i) acting, directly or through an agent, as the shareholder of record and nominee for customers;

         (ii) maintaining, or assisting in maintaining, account records for customers who beneficially own Service shares;

         (iii) receiving and transmitting, or assisting in receiving and transmitting, funds for share purchases and redemptions;

         (iv) processing or assisting in processing confirmations concerning customer orders to purchase, redeem and exchange Service shares;

         (v) providing the technological means to facilitate the inclusion of a Portfolio in accounts, products or services offered to customers by or through service organizations;

         (vi) processing, or assisting in processing, dividend payments on behalf of customers; and

         (vii) such other similar services as the Portfolio may reasonably request to the extent permissible under applicable statutes, rules and regulations.



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Premier Class
-------------

         (i) acting, directly or through an agent, as the shareholder of record and nominee for customers;

         (ii) maintaining, or assisting in maintaining, account records for customers who beneficially own Premier shares;

         (iii) receiving and transmitting, or assisting in receiving and transmitting, funds for share purchases and redemptions;

         (iv) processing or assisting in processing confirmations concerning customer orders to purchase, redeem and exchange Premier shares;

         (v) providing the technological means to facilitate the inclusion of a Portfolio in accounts, products or services offered to customers by or through service organizations;

         (vi) processing, or assisting in processing, dividend payments on behalf of customers; and

         (vii) such other similar services as the Portfolio may reasonably request to the extent permissible under applicable statutes, rules and regulations.





Dated:  [____], 2006



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                  LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS
                         SHAREHOLDER SERVICING AGREEMENT

                                   SCHEDULE C

FEE RATES FOR EACH CLASS:
------------------------

Cash Management                0.05% per annum of the average daily net assets

Capital Class                  0.10% per annum of the average daily net assets

Select Class                   0.15% per annum of the average daily net assets

Administrative Class           0.25% per annum of the average daily net assets

Service Class                  0.25% per annum of the average daily net assets

Premier Class                  0.25% per annum of the average daily net assets








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